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                                                                Exhibit 10.21(a)


                          AMENDMENT TO AGENCY AGREEMENT

      AMENDMENT TO AGREEMENT ("Amendment") made as of 1st January 2001 by and between Tai Nam Industrial Company Limited (hereinafter referred to as the Agent) and Monogram International Inc and Monogram Products (H.K.) Limited (hereinafter collectively referred to as the Company).

      WHEREAS, the Company and the Agent entered into an Agency Agreement dated 24th March 2000; and

      WHERAS, the Company and the Agent desire to amend the Agency Agreement in accordance with the terms and conditions set forth herein.

      NOW, THERFORE, in consideration of the following and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Section 1 of the Agency Agreement is hereby amended as follows:

      The Agent shall employ and maintain sufficient staff and purchasing personnel who will devote an adequate portion of their time to the purchase of the Company's products within the Territory and to the performance of all the Agent's duties and obligations to be performed hereunder. In this connection, the Agent shall appoint a dedicated Account Executive to handle all matters for the Company, on a daily basis. The "Territory" shall be limited to the Far East and such other territories the Company requests that the Agent purchase the Company's products

2.    Section (8) of the Agency Agreement is hereby amended as follows:

      The Agent shall control the quality of the goods by engaging Q.C. staff to carry out quality control inspections in the production line and on the finished goods to ensure quality is in accordance with the agreed specifications and that the product complies with the required specifications. However, subject to the mutual consent of the Agent and the Company, the Agent can authorize the vendor to release the shipment of goods based upon the quality control inspection performed by the vendor. Notwithstanding the foregoing, no QC inspection will be performed by the Agent if the agreed upon Agent's agency fee is 3% or less. The Agent shall be reimbursed by the Company for all reasonable travel expenses (as evidenced by paid receipts) incurred by Agent on behalf of the Company for travel outside the Guangdong Province.

3.    Section (9) of the Agency Agreement is hereby amended as follows:

      Agency fee :-
      a) For all existing items manufactured on or before 31 December 2000 by existing vendors other than the Agent, in consideration of the order management role including order processing, shipment arranging, accounting and reporting services performed by the Agent to the Company, the Agent shall receive a fee equal to 3% of the gross invoiced value of products purchased by the Company


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      (the "Agency Fee"). The Agency Fee shall be computed on the basis of the following formula:

      Factory purchase price of the merchandise x (1/0.97) = Price quote to the Company with Agency fee inclusive

      However, if the Agent can source a better price on the existing item and thus rendering a reduction and saving from the existing price paid by the Company, an Agency Fee, equal to the amount of the savings but no more than 7% as computed on the basis of the following paragraph, will be remunerated to Tai Nam.

      Factory purchase price of the merchandise x (1/0.93) = Price quote to the Company with Agency fee inclusive

      Any savings in excess of the 7% would be completely passed on to the Company such that the Company would under no circumstance be paying a higher cost as the result of the agency arrangement with Tai Nam.

      b) For all new items that are manufactured on and after 1 January 2001, the Agent shall receive a fee equal to 7% of the gross invoiced value of products purchased by the Company (the "Agency Fee"). The Agency Fee under this circumstance shall be computed on the basis as the aforementioned paragraph.

      If circumstances exist where Tai Nam cannot out source vendors that can meet Monogram's target and Monogram can get the source by themselves, Tai Nam can only receive a 3% agency fee and perform such duties as requested by Monogram or on behalf of Monogram, by the vendor chosen by Monogram to provide such services, including but not limited to those vendors set forth in section 9(a) of this Agreement.

4.    Section 12 of the Agency Agreement is hereby amended as follows:

1. The Company shall be responsible for the charges in making of molds on new products and all related charges to complete the molds for manufacturing. The molds shall be the assets of the Company. The Agent agrees to act in a commercially reasonable and prudent manner in its handling and maintenance of the molds (normal wear and tear excepted) so as to minimize any loss or damage thereto. The Agent shall use best efforts to obtain appropriate indemnifications from entities using the molds, so as to adequately protect the Company from losses, damages, costs, expenses or liabilities (including reasonable attorneys fees and costs) incurred by the Company due to any act or omission, negligent or otherwise of the entity using a mold (normal wear and tear excepted). Additionally, Agent shall use best efforts to obtain on behalf of the Company from each entity, which uses a Company mold, a Trust Receipt in substantially the form attached hereto as Exhibit "A."
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                           [SIGNATURE PAGE TO FOLLOW]

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      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date and year first above written.

ABOVE AGREED TO AND ACCEPTED:

MONOGRAM INTERNATIONAL INC.


By:
  ------------------------------
  Name:
  Title:
  Date:


MONOGRAM PRODUCTS (H.K.) LIMITED


By:
  ------------------------------
  Name:
  Title:
  Date:


TAI NAM INDUSTRIAL COMPANY LIMITED


By:
  ------------------------------
  Name:
  Title:
  Date: